Exhibit 10.5

NEUROSIGMA, INC.

2010 Option/Stock Issuance Plan

Form of Stock Purchase Agreement

THIS AGREEMENT is made as of this                      day of                     , 20     by and between the Corporation and                              (“Optionee”).

1. Exercise of Option.

(a) Exercise. Optionee hereby purchases                              shares of Common Stock (the “Purchased Shares”) at the exercise price of $                     per share (the “Exercise Price”) pursuant to the exercise of that certain option (the “Option”) granted to Optionee on                             , 20     pursuant to the Plan.

(b) Payment. Concurrently with the delivery of this Agreement to the Corporation, Optionee shall pay the aggregate Exercise Price for all of the Purchased Shares in accordance with the provisions of the Option Agreement and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise, together with a duly-executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit I) with respect to the Purchased Shares.

(c) Stockholder Rights. Until such time as the Corporation exercises the Repurchase Right or the First Refusal Right, Optionee (or any successor in interest) shall have all stockholder rights (including voting, dividend and liquidation rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions imposed by this Agreement.

2. Securities Law Compliance.

(a) Restricted Securities. The Purchased Shares have not been registered under the 1933 Act and are being issued to Optionee in reliance upon the exemption from such registration provided by Section 4(2) of the 1933 Act or SEC Rule 504, 505, 506 or 701. Optionee hereby confirms that Optionee has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Optionee hereby acknowledges that Optionee is acquiring the Purchased Shares for investment purposes only and not with a view to resale and is prepared to hold the Purchased Shares for an indefinite period and that Optionee is aware that SEC Rule 144 issued under the 1933 Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of the Purchased Shares from the registration requirements of the 1933 Act.

(b) Restrictions on Disposition of Purchased Shares.

(i) Optionee shall make no disposition of the Purchased Shares unless and until there is compliance with all of the following requirements:

(A) Optionee shall have provided the Corporation with a written summary of the terms and conditions of the proposed disposition.

(B) Optionee shall have complied with all requirements of this Agreement applicable to the disposition of the Purchased Shares.

(C) Optionee shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that (1) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or applicable state securities laws or (2) all appropriate action necessary for compliance with the registration requirements of the 1933 Act and applicable state securities laws or any exemption from registration available under the 1933 Act (including Rule 144) and applicable state securities laws has been taken.

(ii) The Corporation shall not be required (A) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Agreement or (B) to treat as the owner of the Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

(c) Restrictive Legends.

(i) The stock certificates representing the Purchased Shares shall be endorsed with one or more restrictive legends substantially in the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR OFFER.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL GRANTED TO THE CORPORATION AND CERTAIN MARKET STAND-OFF PROVISIONS, AND ACCORDINGLY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED,

ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). A COPY OF SUCH AGREEMENT IS MAINTAINED AT THE CORPORATION’S PRINCIPAL CORPORATE OFFICES.”

(ii) The Corporation shall also have the right to legend the certificates as required by applicable state laws.

3. Transfer Restrictions.

(a) Restriction on Transfer. Except for any Permitted Transfer, (i) Optionee shall not transfer, assign, encumber or otherwise dispose of any of the Unvested Shares and (ii) Optionee shall not transfer, assign, encumber or otherwise dispose of any of the Vested Shares in contravention of the First Refusal Right, the Market Stand-Off or the transfer restrictions set forth in Section 2. If the Purchase Shares were purchased upon the exercise of an Incentive Option, Optionee shall promptly inform the Corporation if he or she disposes of any of the shares prior to the second anniversary of the date the option was granted or the first anniversary of the date the option was exercised.

(b) Transferee Obligations. Each person (other than the Corporation) to whom the Purchased Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (i) the Repurchase Right, (ii) the First Refusal Right, (iii) the Market Stand-Off and (iv) the transfer restrictions set forth in Section 2, to the same extent such shares would be so subject if retained by Optionee.

(c) Market Stand-Off.

(i) In connection with the Corporation-s initial public offering and any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act within two years after the effective date of the Corporation’s initial public offering, Owner shall not sell, make any short sale of hedge with, loan, hypothecate, pledge, grant any option for the purchase of or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Corporation or its underwriters (the “Market Stand-Off”). The Market Stand-Off shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Corporation or such underwriters.

(ii) Any new, substituted or additional securities that are by reason of any Recapitalization or Reorganization distributed with respect to Purchased Shares shall be immediately subject to the Market Stand-Off.

(iii) In order to enforce the Market Stand-Off, the Corporation may impose stop-transfer instructions with respect to Purchased Shares until the end of the applicable stand-off period. In addition, the foregoing covenant may be enforced by the underwriters who are parties with the Corporation to an underwriting agreement under which such public offering is being undertaken.

4. Repurchase Right.

(a) Grant. The Corporation shall have the right (the “Repurchase Right”) to repurchase, at the Repurchase Price, any or all of the Purchased Shares which are Unvested Shares at the time Optionee’s Service ceases.

(b) Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to the Owner of the Purchased Shares at any time within six (6) months after the date Optionee ceases for any reason to remain in Service. The notice shall indicate the number of Unvested Shares to be repurchased, the Repurchase Price to be paid for such shares, and the date on which the repurchase is to be effected, such date to be not more than ‘thirty days after the date of such notice. The certificates representing the Unvested Shares to be repurchased shall be delivered to the Corporation on the closing date specified for the repurchase. Concurrently with the receipt of such stock certificates, the Corporation shall pay to Owner, in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the aggregate Repurchase Price for the Unvested Shares which are to be repurchased from Owner.

(c) Termination of the Repurchase Right. The Repurchase Right shall terminate and cease to be exercisable as and when the Purchased Shares become Vested Shares. However, all Vested Shares shall be subject to (i) the First Refusal Right, (ii) the Market Stand Off and (iii) the transfer restrictions set forth in Section 2.

(d) Aggregate Vesting Limitation. If the Option is exercised in more than one increment so that Optionee is a party to other Stock Purchase Agreements (the “Prior Purchase Agreements”) which are executed prior to the date of this Agreement, then the total number of Purchased Shares as to which Optionee shall be deemed to have a fully-vested interest under this Agreement and all Prior Purchase Agreements shall not exceed in the aggregate the number of Purchased Shares in which Optionee would otherwise at the time be vested, in accordance with the Vesting Schedule, had all the Purchased Shares (including those acquired under the Prior Purchase Agreements) been acquired exclusively under this Agreement.

(e) Recapitalization. Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to the Unvested Shares shall be immediately subject to the Repurchase Right and any escrow requirements hereunder. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of securities subject to this Agreement. In addition, for purposes of determining the Repurchase Price, appropriate adjustments shall be made to the Exercise Price in order to reflect the effect of any such Recapitalization upon the Corporation’s capital structure; provided, however, that the aggregate Exercise Price shall remain the same.

(f) Change in Control.

(i) The Repurchase Right shall automatically terminate in its entirety, and all Unvested Shares shall become Vested Shares, immediately prior to the consummation of a Change in Control, except to the extent (A) the Repurchase Right is to be assigned to the successor entity (or its parent) or is to be otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (B) the property (including cash payments) issued with respect to Unvested Shares is to be held in escrow and released in accordance with the Vesting Schedule in effect for the Unvested Shares pursuant to the terms of the Change in Control transaction.

(ii) To the extent the Repurchase Right remains in effect following a Change in Control, such right shall apply to any new securities or other property (including any cash payments), if any, received in exchange for the Unvested Shares in consummation of the Change in Control. For purposes of determining the Repurchase Price, appropriate adjustments shall be made to the Exercise Price to reflect the effect (if any) of the Change in Control upon the Corporation’s capital structure; provided, however, that the aggregate Exercise Price shall remain the same. The new securities or other property (including any cash payments) issued or distributed with respect to the Unvested Shares in consummation of the Change in Control shall be immediately deposited in escrow with the Corporation (or the successor entity) and shall not be released from escrow until Optionee vests in such securities or other property in accordance with the Vesting Schedule.

5. Right of First Refusal.

(a) Grant. The Corporation shall have the right of first refusal (the “First Refusal Right”) exercisable in connection with any proposed transfer of Vested Shares. For purposes of this Section 5, the term “transfer” shall include any sale, assignment, pledge, encumbrance or other disposition of Vested Shares intended to be made by Owner, but shall not include any Permitted Transfer.

(b) Notice of Intended Disposition. In the event any Owner of Vested Shares desires to accept a bona fide third-party offer for the transfer of any or all of such shares (Vested Shares subject to such offer to be hereinafter referred to as the “Target Shares”), Owner shall promptly (i) deliver to the Corporation written notice (the “Disposition Notice”) of the terms of the offer, including the purchase price and the identity of the third-party offeror, and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Sections 2 and 3.

(c) Exercise of the First Refusal Right.

(i) The Corporation shall have the right to repurchase any or all of the Target Shares subject to the Disposition Notice upon the same terms as those specified therein or upon such other terms (not materially different from those specified in the Disposition Notice) to which Owner consents. Such right shall be exercisable by delivery of written notice (the “Exercise Notice”) to Owner prior to the twenty-fifth (25th) day following the Corporation’s receipt of the Disposition Notice. If such right is exercised with respect to all the Target Shares, then the Corporation shall effect the repurchase of such shares, including payment of the aggregate purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time the certificates representing the Target Shares shall be delivered to the Corporation.

(ii) Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Corporation shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If Owner and the Corporation cannot agree on such cash value within ten (10) days after the Corporation’s receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by Owner and the Corporation or, if they cannot agree on an appraiser within twenty (20) days after the Corporation’s receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. Owner and the Corporation shall share the cost of such appraisal equally. The closing shall then be held on the later of (A) the fifth (5th) business day following delivery of the Exercise Notice or (B) the fifth (5th) business day after such valuation shall have been made.

(d) Non-Exercise of the First Refusal Right. In the event the Exercise Notice is not given to Owner prior to the expiration of the twenty-five day exercise period, Owner shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Sections 2 and 3. The third-party offeror shall acquire the Target Shares subject to the First Refusal Right and the provisions and restrictions of Section 2 and Section 3(c), and any subsequent disposition of the acquired shares must be effected in compliance with the terms and conditions of such First Refusal Right and the provisions and restrictions of Section 2 and Section 3(c). In the event Owner does not effect such sale or disposition of the Target Shares within the specified thirty day period, the First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses.

(e) Partial Exercise of the First Refusal Right. In the event the Corporation makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Owner shall have the option, exercisable by written notice to the Corporation delivered within five (5) business days after Owner’s receipt of the Exercise Notice, to effect the sale of the Target Shares pursuant to either of the following alternatives:

(i) sale or other disposition of some or all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of Section 5(d), as if the Corporation did not exercise the First Refusal Right; or

(ii) sale to the Corporation of the portion of the Target Shares which the Corporation has elected to purchase, such sale to be effected in substantial conformity with the provisions of Section 5(c). The First Refusal Right shall continue to be applicable to any subsequent disposition of the remaining Target Shares until such right lapses.

Owner’s failure to deliver timely notification to the Corporation shall be deemed to be an election by Owner to sell the Target Shares pursuant to alternative (e)(i) above.

(f) Recapitalization/Reorganization.

(i) Any new, substituted or additional securities or other property that is by reason of any Recapitalization distributed with respect to Vested Shares shall be immediately subject to the First Refusal Right.

(ii) In the event of a Reorganization, the First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for Vested Shares in consummation of the Reorganization and shall apply to the remaining Unvested Shares as and when they become Vested Shares.

(g) Lapse. The First Refusal Right shall lapse upon the earlier to occur of (i) a firm commitment underwritten public offering, pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of the Common Stock in the aggregate amount of at least $20,000,000 or (ii) the acquisition of the Corporation by an entity that is traded on a stock exchange. However, the Market Stand-Off shall continue to remain in full force and effect following the lapse of the First Refusal Right, including in the case of a transaction described in (i) above.

6. Special Tax Election.

The acquisition of the Purchased Shares may result in adverse tax consequences that may be avoided or mitigated by filing an election under Code Section 83(b). Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement. A description of the tax consequences applicable to the acquisition of the Purchased Shares and the form for making the Code Section 83(b) election are set forth in Exhibit II. Optionee should consult with his or her tax advisor to determine the tax consequences of acquiring the Purchased Shares and the advantages and disadvantages of filing the Code Section 83(b) election. Optionee acknowledges that it is Optionee’s sole responsibility, and not the Corporation’s responsibility, to file a timely election under Code Section 83(b), even if Optionee requests the Corporation or its representatives to make this filing on his or her behalf.

7. General Provisions.

(a) Assignment. The Corporation may assign the Repurchase Right and/or the First Refusal Right to any person or entity selected by the Plan Administrator, including (without limitation) one or more stockholders of the Corporation.

(b) At Will Employment. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

(c) Notices. Any notice required to.be given or delivered to the Corporation under the terms of this Agreement shall be addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be addressed to Optionee at the address indicated below Optionee’s signature line on the signature page hereto or at such other address as Optionee may designate by ten days advance written notice to the Corporation. Any notice required to be given under this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

(d) No Waiver. The failure of the Corporation in any instance to exercise the Repurchase Right or the First Refusal Right shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Optionee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

(e) Cancellation of Shares. If the Corporation shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Corporation shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

(f) Optionee Undertaking. Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Optionee or the Purchased Shares pursuant to the provisions of this Agreement.

(g) Agreement is Entire Contract. The Plan is hereby incorporated by reference. This Agreement (and any addendum hereto) and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. To the extent there is a conflict between the terms of this Agreement and the terms of the Plan, the terms of this Agreement shall prevail. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be binding on all persons having an interest in the Purchased Shares.

(h) Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without giving effect to that State’s choice of law or conflict-of-laws rules.

(i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(j) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon Optionee, Optionee’s permitted assigns and the legal representatives, heirs and legatees of Optionee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

(k) Amendments. This Agreement may only be amended in an instrument executed by both parties. Approval of the Plan Administrator is required for all material amendments to this Agreement.

(l) Consultation With Professional Tax and Investment Advisors. Optionee acknowledges that the grant, issuance, exercise, vesting or any payment with respect to any options granted or shares issued under the Plan, and the sale or other taxable disposition of the shares acquired pursuant to the Plan, may have tax consequences pursuant to the Code or under local, state or international tax laws. Optionee further acknowledges that he or she is relying solely and exclusively on his or her own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Corporation or any of its employees, agents or representatives). Finally, Optionee understands and agrees that any and all tax consequences resulting from the options granted or shares issued under the Plan and their grant, issuance, exercise, vesting or any payment with respect thereto, and the sale or other taxable disposition of the shares acquired pursuant to the Plan, is solely and exclusively the responsibility of Optionee without any expectation or understanding that the Corporation or any of its employees, agents or representatives will pay or reimburse Optionee for such taxes or other items.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

NEUROSIGMA, INC.:

By:

Name:

Title:

OPTIONEE:

Signature:

Printed Name:

Address:

Spousal Acknowledgment

The undersigned spouse of Optionee has read and hereby approves the foregoing Stock Purchase Agreement. In consideration of the Corporation’s granting Optionee the right to acquire the Purchased Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Agreement, including (without limitation) the right of the Corporation (or its assigns) to purchase any Purchased Shares in which Optionee is not vested at the time his or her Service ceases.

Signature:

Name:

Spouse of:

Address:

Exhibit I

Assignment Separate from Certificate

FOR VALUE RECEIVED, the undersigned, ______________________________, hereby sell(s), assign(s) and transfer(s) unto NeuroSigma, Inc. or its successors or assigns (the “Corporation”), ________________ (            ) shares of the Common Stock of the Corporation standing in his or her name on the books of the Corporation represented by Certificate No. ______________ herewith and do(es) hereby irrevocably constitute and appoint ______________________ as attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:

Signature:

**Instruction: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Corporation to exercise the Repurchase Right without requiring additional signatures on the part of Optionee.**

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Exhibit II

FEDERAL INCOME TAX CONSEQUENCES AND

SECTION 83(b) TAX ELECTION

A. Federal Income Tax Consequences and Section 83(b) Election For Exercise of Non-Statutory Option. If the Purchased Shares are acquired pursuant to the exercise of a Non-Statutory Option, as specified in the Grant Notice, then under Code Section 83, the excess of the Fair Market Value of the Purchased Shares on the date any forfeiture restrictions applicable to such shares lapse over the Exercise Price paid for those shares will be reportable as ordinary income on the lapse date. For this purpose, the term “forfeiture restrictions” includes the right of the Corporation to repurchase the Purchased Shares pursuant to the Repurchase Right. However, Optionee may elect under Code Section 83(b) to be taxed at the time the Purchased Shares are acquired, rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of the Agreement. Even if the Fair Market Value of the Purchased Shares on the date of the Agreement equals the Exercise Price paid (and thus no tax is payable), the election must be made to avoid potentially adverse tax consequences in the future. The form for making this election is attached as part of this exhibit. Failure to make this filing within the applicable thirty (30) day period may result in the recognition of ordinary income by Optionee as the forfeiture restrictions lapse.

B. Federal Income Tax Consequences and Conditional Section 83(b) Election For Exercise of Incentive Option. If the Purchased Shares are acquired pursuant to the exercise of an Incentive Option, as specified in the Grant Notice, then the following tax principles shall be applicable to the Purchased Shares:

(i) For regular tax purposes, no taxable income will be recognized at the time the Option is exercised.

(ii) The excess of (a) the Fair Market Value of the Purchased Shares on the date the Option is exercised or (if later) on the date any forfeiture restrictions applicable to the Purchased Shares lapse over (b) the Exercise Price paid for the Purchased Shares will be includible in Optionee’s taxable income for alternative minimum tax purposes.

(iii) If Optionee makes a disqualifying disposition of the Purchased Shares, then, in most cases, Optionee will recognize ordinary income in the year of such disposition equal in amount to the excess of (a) the Fair Market Value of the Purchased Shares on the date the Option is exercised or (if later) on the date any forfeiture restrictions applicable to the Purchased Shares lapse over (b) the Exercise Price paid for the Purchased Shares. Any additional gain recognized upon the disqualifying disposition will be either short-term or long-term capital gain depending upon the period for which the Purchased Shares are held prior to the disposition.

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(iv) For purposes of the foregoing, the term “forfeiture restrictions” will include the right of the Corporation to repurchase the Purchased Shares pursuant to the Repurchase Right. The term “disqualifying disposition” means any sale or other disposition1 of the Purchased Shares within either two years after the date the option was granted to Optionee or within one year after the exercise date of the Option.

(v) In the absence of final Treasury Regulations relating to Incentive Options, it is not certain whether Optionee may, in connection with the exercise of the Option for any Purchased Shares at the time subject to forfeiture restrictions, file a protective election under Code Section 83(b) which would limit Optionee’s ordinary income upon a disqualifying disposition to the excess of the Fair Market Value of the Purchased Shares on the date the Option is exercised over the Exercise Price paid for the Purchased Shares. Accordingly, such election if properly filed will only be allowed to the extent the final Treasury Regulations permit such a protective election.

(vi) The Code Section 83(b) election will be effective in limiting Optionee’s alternative minimum taxable income to the excess of the Fair Market Value of the Purchased Shares at the time the Option is exercised over the Exercise Price paid for those shares.

Page 2 of the attached form for making the election should be filed with any election made in connection with the exercise of an Incentive Option.

1 Generally, a disposition of shares purchased under an Incentive Option includes any transfer of legal title, including a transfer by sale, exchange or gift, but does not include a transfer to Optionee’s spouse, a transfer into joint ownership with right of survivorship if Optionee remains one of the joint owners, a pledge. a transfer by bequest or inheritance or certain tax-free exchanges permitted under the Code.

II-2

Section 83(b) Election

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treasury Regulation Section 1.83-2.

(1)	The taxpayer who performed the services is:

Name:

Address:

Taxpayer Identification No.:

(2)	The property with respect to which the election is being made is ______________ shares of the common stock of NeuroSigma, Inc.

(3)	The property was issued on _______________, 20__.

(4)	The taxable year in which the election is being made is the calendar year 20__.

(5)	The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property, at the original purchase price per share, if for any reason taxpayer’s service with the issuer terminates. The issuer’s repurchase right will lapse in a series of annual and monthly installments over a four year period ending on ________, 20__.

(6)	The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $_____ per share.

(7)	The amount paid for such property is $___________ per share.

(8)	A copy of this statement was furnished to TechSpace Holding Co. for whom taxpayer rendered the services underlying the transfer of property.

(9)	This statement is executed on _________________, 20__.

Spouse (if any)	Taxpayer

This election must he filed with the Internal Revenue Service Center with which taxpayer files his or her federal income tax returns and must be made within thirty (30) days after the execution date of the Stock Purchase Agreement. This filing should be made by registered or certified mail, return receipt requested. Optionee must retain two(2) copies of the completed form far.filing with his or her. federal and state tax returns. for- the current tax year and an additional cope for his or her records.

The property described in the above Section 83(b) election is comprised of shares of common stock acquired pursuant to the exercise of an incentive stock option under Section 422 of the Internal Revenue Code (the “Code”). Accordingly, it is the intent of the Taxpayer to utilize this election to achieve the following tax results:

1. One purpose of this election is to have the alternative minimum taxable income attributable to the purchased shares measured by the amount by which the fair market value of such shares at the time of their transfer to the Taxpayer exceeds the purchase price paid for the shares. In the absence of this election, such alternative minimum taxable income would be measured by the spread between the fair market value of the purchased shares and the purchase price which exists on the various lapse dates in effect for the forfeiture restrictions applicable to such shares.

2. Section 421(a)(1) of the Code expressly excludes from income any excess of the fair market value of the purchased shares over the amount paid for such shares. Accordingly, this election is also intended to be effective in the event there is a “disqualifying disposition” of the shares, within the meaning of Section 421(b) of the Code, which would otherwise render the provisions of Section 83(a) of the Code applicable at that time. Consequently, the Taxpayer hereby elects to have the amount of disqualifying disposition income measured by the excess of the fair market value of the purchased shares on the date of transfer to the Taxpayer over the amount paid for such shares. Since Section 421(a) presently applies to the shares which are the subject of this Section 83(b) election, no taxable income is actually recognized for regular tax purposes at this time, and no income taxes are payable, by the Taxpayer as a result of this election. The foregoing election is to be effective to the full extent permitted under the Code.

**This page 2 is to be attached to any Section 83(b) election filed in connection with the exercise of an INCENTIVE OPTION under the federal tax laws.**

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Appendix

The following definitions shall be in effect under the Agreement:

A. Agreement shall mean this Stock Purchase Agreement.

B. Board shall mean the Corporation’s Board of Directors.

C. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger, consolidation or other reorganization unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction;

(ii) a sale, transfer or other disposition of all or substantially all of the Corporation’s assets; or

(iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13-d3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than 50% of the total combined voting power of the Corporation’s outstanding securities from a person or persons other than the Corporation.

In no event shall any public offering of the Corporation’s securities be deemed to constitute a Change in Control.

D. Code shall mean the Internal Revenue Code of 1986, as amended.

E. Common Stock shall mean the Corporation’s common stock.

F. Corporation shall mean NeuroSigma, Inc., a Delaware corporation, or the successor to all or substantially all of the assets or voting stock of NeuroSigma, Inc. which has assumed some or all of the rights of NeuroSigma, Inc. under this Agreement.

G. Disposition Notice shall have the meaning assigned to such term in Section 5(b).

H. Exercise Price shall have the meaning assigned to such term in Section 1(a).

I. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time listed on any stock exchange (including the Nasdaq Capital Market), then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time not listed on any stock exchange, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate but shall be determined without regard to any restrictions other than a restriction which, by its terms, will never lapse, and provided that such determination of Fair Market Value shall be consistent with the requirements as set forth in Section 409A of the Code and the regulations thereunder.

(iii) For purposes of same day sales, the Fair Market Value shall be deemed to be the amount per share for which the shares of Common Stock were sold.

J. First Refusal Right shall mean the right granted to the Corporation in accordance with Section 5.

K. Grant Notice shall mean the Notice of Grant of Stock Option pursuant to which Optionee has been informed of the basic terms of the Option.

L. Incentive Option shall mean an option that satisfies the requirements of Code Section 422.

M. Market Stand-Off shall mean the market stand-off restriction specified in Section 3(c).

N. 1933 Act shall mean the Securities Act of 1933, as amended.

0. Non-Statutory Option shall mean an option that does not qualify as an Incentive Option.

P. Option shall have the meaning assigned to such term in Section 1(a).

Q. Option Agreement shall mean all agreements and other documents evidencing the Option.

R. Option Shares shall mean the shares of Common Stock subject to the option.

S. Optionee shall mean the person to whom the Option is granted under the Plan as identified in the introductory paragraph of this Agreement.

T. Owner shall mean Optionee and all subsequent holders of the Purchased Shares who derive their chain of ownership through a Permitted Transfer from Optionee.

U. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

V. Permitted Transfer shall mean (i) a transfer of the Purchased Shares to one or more of Optionee’s “family members” (as defined in Rule 701 promulgated by the SEC under the 1933 Act) through a gift or a domestic relations order, or as otherwise permitted by Rule 701 promulgated by the SEC under the 1933 Act, (ii) a transfer of title to the Purchased Shares effected pursuant to Optionee’s will or the laws of descent and distribution following Optionee’s death or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by Optionee in connection with the acquisition of the Purchased Shares.

W. Plan shall mean the NeuroSigma, Inc. 2010 Stock Option/Stock Issuance Plan.

X. Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

Y. Prior Purchase Agreement shall have the meaning assigned to such term in Section 4(d).

Z. Purchased Shares shall have the meaning assigned to such term in Section 1(a).

AA. Recapitalization shall mean any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation’s outstanding Common Stock as a class without the Corporation’s receipt of consideration.

BB. Reorganization shall mean any of the following transactions:

(i) a merger or consolidation or similar transaction in which the Corporation is not the surviving entity;

(ii) a sale, transfer or other disposition of all or substantially all of the Corporation’s assets;

(iii) a reverse merger in which the Corporation is the surviving entity but in which the Corporation’s outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger; or

(iv) any transaction effected primarily to change the state in which the Corporation is incorporated or to create a holding company structure.

CC. Repurchase Price shall mean the Exercise Price paid per share for the Purchased Shares.

DD. Repurchase Right shall mean the right granted to the Corporation in accordance with Section 4.

EE. SEC shall mean the Securities and Exchange Commission.

FF. Service shall mean Optionee’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, a member of the board of directors, a consultant or an advisor.

GG. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

HH. Target Shares shall have the meaning assigned to such term in Section 5(b).

II. Unvested Shares shall mean the Option Shares which have not vested in accordance with the Vesting Schedule applicable to those shares or any special vesting acceleration provisions and which are subject to the Repurchase Right.

JJ. Vested Shares shall mean the Option Shares which have vested in accordance with the Vesting Schedule applicable to those shares or any special vesting acceleration provisions and which are no longer subject to the Repurchase Right.

KK. Vesting Schedule shall mean the vesting schedule specified in the Grant Notice.

NEUROSIGMA, INC.

2010 Stock Option/Stock Issuance Plan

Addendum to Stock Purchase Agreement

The following provisions are hereby incorporated into, and are hereby made a part of, that certain Stock Purchase Agreement (the “Purchase Agreement”) by and between NeuroSigma, Inc. (the “Corporation”) and ____________________ (“Optionee”) evidencing the shares of Common Stock purchased by Optionee under the NeuroSigma, Inc. 2010 Stock Option/Stock Issuance Plan, and such provisions shall be effective immediately. All capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meanings assigned to such terms in the Purchase Agreement.

Involuntary Termination following

a Change in Control

1. If the Repurchase Right is assigned to the successor corporation (or its parent) or is otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction and an Involuntary Termination of Optionee is effected within twelve (12) months following such Change in Control, then the Repurchase Right shall terminate automatically with respect to all of the Purchased Shares, and all of the Purchased Shares shall immediately vest in full at that time. Unvested Shares that have been held in an escrow account maintained on Optionee’s behalf pursuant to Section 4(f) of the Purchase Agreement shall be released from such escrow at the time of Optionee’s Involuntary Termination.

2. If (a) pursuant to the terms of a Change in Control transaction, property (including cash payments) issued or distributed with respect to Unvested Shares is deposited in escrow and is to be released from escrow as Optionee vests in the property in accordance with the Vesting Schedule and (b) an Involuntary Termination of Optionee is effected within twelve (12) months following such Change in Control, then any unvested escrow account maintained on Optionee’s behalf shall vest in full at the time Optionee’s Service was Involuntarily Terminated.

3. For purposes of this Addendum, the following definitions shall be in effect:

(a) An “Involuntary Termination” shall mean:

(i) Optionee’s involuntary dismissal or discharge by the Corporation, Parent or Subsidiary employing Optionee for reasons other than Misconduct, or

(ii) Optionee’s voluntary resignation within 60 days following (A) a change in Optionee’s position with the Corporation, Parent or

Subsidiary employing Optionee which materially reduces Optionee’s duties and responsibilities, (B) a reduction in Optionee’s base salary by more than 25%, unless the base salaries of all similarly situated individuals are reduced by the Corporation, Parent or Subsidiary employing Optionee, or (C) a relocation of Optionee’s place of employment by more than one hundred (100) miles, provided and only if such change, reduction or relocation is effected without Optionee’s written consent.

Following a Change in Control, “Corporation” shall refer to the successor corporation in the transaction.

(b) “Misconduct” shall mean (i) the commission of any act of moral turpitude, fraud, embezzlement or dishonesty by Optionee, (ii) any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), (iii) the intentional and continued failure by Optionee or Participant substantially to perform his or her duties and obligations (other than any such failure resulting from his or her incapacity due to physical or mental illness) or (iv) any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner, whether monetarily or otherwise; provided, however, that if the term or concept has been defined in an employment agreement between the Corporation and Optionee, then Misconduct shall have the definition set forth in such employment agreement. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss Optionee for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, the Purchase Agreement or this Addendum, to constitute grounds for termination for Misconduct.

IN WITNESS WHEREOF, NeuroSigma, Inc. has caused this Addendum to be executed by its duly-authorized officer effective as of the Effective Date specified below.

Effective Date: _____________, 20__

NEUROSIGMA, INC.:

By:

Name:

Title: